THE BEAR STEARNS COMPANIES INC.
SEGMENT DATA
FISCAL YEAR 2006

	Three Months Ended
	November 30,	August 31,	May 31,	February 28,
	2006	2006	2006	2006
	(Unaudited)
(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$430,374	$471,006	$560,496	$499,893
Fixed Income	1,115,230	944,974	1,222,537	907,138
Investment Banking	364,195	231,501	278,259	295,550
Total Capital Markets	1,909,799	1,647,481	2,061,292	1,702,581

Global Clearing Services	270,994	255,407	287,171	263,425

Wealth Management
Private Client Services(1)	134,495	128,089	130,059	129,611
Asset Management	112,812	104,587	22,999	95,076
Total Wealth Management	247,307	232,676	153,058	224,687

Other(2)	(14,715)	(6,429)	(2,079)	(5,490)

Total net revenues	$2,413,385	$2,129,135	$2,499,442	$2,185,203

PRE-TAX INCOME

Capital Markets	$808,554	$580,234	$759,391	$652,327
Global Clearing Services	107,991	95,258	136,411	124,859
Wealth Management	31,157	18,018	(11,801)	31,786
Other(3)	(54,862)	(26,272)	(49,802)	(56,619)

Total pre-tax income	$892,840	$667,238	$834,199	$752,353

Notes:
(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$163,069	$149,189	$154,184	$153,895
Revenue transferred to
Capital Markets Segment	(28,574)	(21,100)	(24,125)	(24,284)
Private Client Services net revenues	$134,495	$128,089	$130,059	$129,611

(2) Includes consolidation and elimination entries.
(3) Includes certain legal costs and costs related to the CAP Plan.

THE BEAR STEARNS COMPANIES INC.
SEGMENT DATA
FISCAL YEAR 2005

	Three Months Ended
	November 30,	August 31,	May 31,	February 28,
	2005	2005	2005	2005
	(Unaudited)
(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$369,018	$347,153	$397,025	$332,711
Fixed Income	838,417	757,986	823,588	873,053
Investment Banking	232,085	300,716	232,449	217,794
Total Capital Markets	1,439,520	1,405,855	1,453,062	1,423,558

Global Clearing Services	266,579	242,642	268,713	250,930

Wealth Management
Private Client Services(1)	117,853	114,605	106,171	114,319
Asset Management	67,387	55,182	49,841	55,162
Total Wealth Management	185,240	169,787	156,012	169,481

Other(2)	(4,037)	(6,004)	(4,235)	(6,309)

Total net revenues	$1,887,302	$1,812,280	$1,873,552	$1,837,660

PRE-TAX INCOME

Capital Markets	$540,058	$515,372	$468,191	$496,863
Global Clearing Services	119,445	107,684	130,909	113,758
Wealth Management	15,401	3,429	4,712	13,228
Other(3)	(88,767)	(46,330)	(141,373)	(45,521)

Total pre-tax income	$586,137	$580,155	$462,439	$578,328

Notes:
(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$142,282	$139,695	$130,818	$133,739
Revenue transferred to
Capital Markets Segment	(24,429)	(25,090)	(24,647)	(19,420)
Private Client Services net revenues	$117,853	$114,605	$106,171	$114,319

(2) Includes consolidation and elimination entries.
(3) Includes certain legal costs and costs related to the CAP Plan.